EXHIBIT 23.2

Consent of Independent Registered Chartered Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 14, 2011, relating to the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Vista Gold Corp.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia

September 12, 2011